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                                                                    Exhibit 10.1

                        Finestar International Limited

March 26, 2002

Artesyn Technologies, Inc.
7900 Glades Rd. Suite 500
Boca Raton, FL 33434
Attention: Richard J. Thompson, CFO

Dear Richard:

     Reference is made to that certain Registration Rights Agreement, dated January 15, 2002 (the "Agreement"), by and between Artesyn Technologies, Inc., a Florida corporation, and Finestar International Limited, a British Islands corporation (the "Purchaser"). Capitalized terms not otherwise defined herein have the definitions ascribed to such terms in the Agreement.

     The Purchaser hereby waives any entitlement it has to the Non-exclusive Remedy pursuant to Section 9 of the Agreement as a result of the Shelf Registration Statement not being declared effective by the Securities and Exchange Commissions (the "SEC") by April 5, 2002 (a "Registration Default"), which date is the last date of the 80 day period after the date of the Agreement in which the shelf registration Statement was to be declared effective (the "Waiver"). This Waiver shall be effective until May 15, 2002 (the "Waiver Period"); provided, however, if the SEC does not declare the Shelf Registration Statement effective by May 15, 2002, at such time, any and all remedies for such Registration Default shall be available to the purchaser, including the immediate effectiveness of the Non-exclusive Remedy pursuant to Section 9 of the Agreement.


                                             Sincerely,
                                             FINESTAR INTERNATIONAL LIMITED


                                             By:   /s/ Bruce Cheng.
                                                  ---------------------------
                                                  Bruce Cheng
                                                  Director


WJS:swp

cc:  Aaron J. Alter Esq.
     Adam R. Dolinko, Esq.
     John D. Vaughn, Esq.